UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2009
US AIRWAYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 693-0800
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
US Airways Group, Inc. (the “Company”) is filing this Current Report on Form 8-K to update the historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2008 filed on February 18, 2009, to reflect changes in the Company’s accounting for convertible debt as described below. The financial statements presented herein also include the reclassification of certain amounts from employee benefit liabilities and other to deferred gains and credits, net, both captions of which are included within total noncurrent liabilities and deferred credits on the consolidated balance sheets, which is consistent with the reclassification disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2009.
As previously disclosed in the Company’s 2008 Annual Report on Form 10-K, in May 2008 the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) Accounting Principles Board (“APB”) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” FSP APB 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement of the conversion option. FSP APB 14-1 requires bifurcation of the instrument into a debt component that is initially recorded at fair value and an equity component. The difference between the fair value of the debt component and the initial proceeds from issuance of the instrument is recorded as a component of equity. The liability component of the debt instrument is accreted to par using the effective yield method; accretion is reported as a component of interest expense. The equity component is not subsequently re-valued as long as it continues to qualify for equity treatment. FSP APB 14-1 must be applied retrospectively to previously issued cash-settleable convertible instruments as well as prospectively to newly issued instruments. FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years.
In September 2005, the Company issued a total of $144 million principal amount of 7% Senior Convertible Notes due 2020 (the “7% notes”). As of December 31, 2008, $74 million of principal amount remained outstanding under the 7% notes. The holders of these notes may convert, at any time prior to the earlier of the business day prior to the redemption date and the second business day preceding the maturity date, any outstanding notes (or portions thereof) into shares of the Company’s common stock, at an initial conversion rate of 41.4508 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $24.12 per share). In lieu of delivery of shares of common stock upon conversion of all or any portion of the 7% notes, the Company may elect to pay cash or a combination of shares and cash to holders surrendering notes for conversion. The 7% notes are subject to the provisions of FSP APB 14-1 since the 7% notes can be settled in cash upon conversion.
The Company adopted FSP APB 14-1 on January 1, 2009. The Company concluded that the fair value of the equity component of its 7% notes at the time of issuance in 2005 was $47 million. Upon retrospective application, the adoption resulted in a $29 million increase in accumulated deficit at December 31, 2008, comprised of non-cash interest expense of $17 million for the years 2005-2008 and non-cash losses on debt extinguishment of $12 million related to the partial conversion of certain of the 7% notes to common stock in 2006. At December 31, 2008, the carrying value of the equity component was $40 million and the principal amount of the outstanding 7% notes, the unamortized discount and the net carrying value was $74 million, $11 million and $63 million, respectively.
Accordingly, the Company is filing this Current Report on Form 8-K to reflect the impact of the adoption of FSP APB 14-1 on previously issued financial statements and to reflect the balance sheet reclassification described above. This will permit the Company to incorporate these financial statements by reference into future SEC filings. The impact of the adoption of this standard and the balance sheet reclassification is reflected in the following sections of Part II of the Company’s 2008 Annual Report on Form 10-K, which as revised are included as Exhibits 99.1, 99.2 and 99.3 to this Current Report:
•	Item 6. Selected Financial Data of US Airways Group, Inc.;
•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of US Airways Group, Inc.; and
•	Item 8A. Consolidated Financial Statements and Supplementary Data of US Airways Group, Inc.
The financial statement footnotes in Item 8A. that were impacted by the adoption of these accounting standards include:
Note 1. Basis of Presentation and Summary of Significant Accounting Policies;
Note 3. Earnings (Loss) Per Common Share;
Note 4. Debt;
Note 5. Income Taxes;
Note 10. Other Comprehensive Income (Loss); and
Note 17. Selected Quarterly Financial Information (unaudited).

As this Current Report on Form 8-K is being filed only for the purposes described above, and only affects the Items of the Company’s 2008 Annual Report on From 10-K specified above, the other information in the Company’s 2008 Annual Report on Form 10-K remains unchanged. No attempt has been made in this Current Report on Form 8-K to modify or update disclosures in the Company’s 2008 Annual Report on Form 10-K except as described above. This Current Report on Form 8-K does not reflect events occurring after the filing of the Company’s 2008 Annual Report on Form 10-K or modify or update any related disclosures. Information in the Company’s 2008 Annual Report on Form 10-K not affected by this Current Report on Form 8-K is unchanged and reflects the disclosure made at the time of the filing of the Company’s 2008 Annual Report on Form 10-K with the Securities and Exchange Commission on February 18, 2009. Accordingly, this Current Report on Form 8-K should be read in conjunction with the Company’s 2008 Annual Report on Form 10-K and the Company’s filings made with the Securities and Exchange Commission subsequent to the filing of the Company’s 2008 Annual Report on Form 10-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of US Airways Group, Inc.

99.1	Item 6. Selected Financial Data of US Airways Group, Inc. (adjusted to reflect the retrospective application of FSP APB 14-1).

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of US Airways Group, Inc. (adjusted to reflect the retrospective application of FSP APB 14-1).

99.3	Item 8A. Consolidated Financial Statements and Supplementary Data of US Airways Group, Inc. (adjusted to reflect the retrospective application of FSP APB 14-1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: December 3, 2009	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of US Airways Group, Inc.

99.1	Item 6. Selected Financial Data of US Airways Group, Inc. (adjusted to reflect the retrospective application of FSP APB 14-1).

99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of US Airways Group, Inc. (adjusted to reflect the retrospective application of FSP APB 14-1).

99.3	Item 8A. Consolidated Financial Statements and Supplementary Data of US Airways Group, Inc. (adjusted to reflect the retrospective application of FSP APB 14-1).

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